UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2013

New Source Energy Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35809	38-3888132
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (405) 272-3028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 5.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

On March 15, 2013, the members of New Source Energy GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “GP LLC Agreement”) to adjust the relative ownership amongst the members. Following entry into the Amendment, the General Partner is owned 69.4% by an entity controlled by Kristian B. Kos, the President and Chief Executive Officer of the General Partner, 25% by an entity controlled by David J. Chernicky, the Chairman of the Board of Directors of the General Partner, and 5.6% by New Source Energy Corporation, a Delaware corporation (“New Source Energy”).

Prior to the Amendment, the General Partner was owned 25% by an entity controlled by Mr. Kos, 25% by an entity controlled by Mr. Chernicky, and 50% by New Source Energy. Mr. Chernicky is the Chairman of the board of directors of New Source Energy and owns approximately 89.0% of its outstanding common stock and as a result, prior to entry into the Amendment, could have been deemed to control the General Partner, and through such control of the General Partner, the Partnership. Pursuant to the Amended and Restated Partnership Agreement of the Partnership, the General Partner manages and operates the Partnership.

Following entry into the Amendment, Mr. Kos may be deemed to control the General Partner through his ability under the GP LLC Agreement to appoint the General Partner’s directors and to decide any matters that require approval of a majority of the membership interests of the General Partner; similarly, he may be deemed to control the Partnership because of his ability to direct the management and policies of the General Partner. Mr. Kos also owns 133,750 restricted common units representing limited interests in the Partnership, which represents a 1.76% limited partner interest in the Partnership.

Item 7.01	Regulation FD Disclosure.

On March 20, 2013, in connection with entry into the Amendment described in Item 5.01 of this Current Report on Form 8-K, the Partnership issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of New Source Energy GP, LLC.

99.1	Press release dated March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

Date: March 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of New Source Energy GP, LLC.

99.1	Press release dated March 20, 2013.